EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         WEBSTER FINANCIAL CORPORATION,

                                  WEBSTER BANK

                                       AND

                          MARITIME BANK & TRUST COMPANY

                                   DATED AS OF

                                NOVEMBER 3, 1998


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                                TABLE OF CONTENTS


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ARTICLE I THE MERGER.............................................................1
      1.1 The Merger.............................................................1
      1.2 Effective Time.........................................................1
      1.3 Effects of the Merger..................................................2
      1.4 Conversion of Maritime Bank Common Stock...............................2
      1.5 Conversion of Webster Bank Common Stock................................3
      1.6 Options................................................................3
      1.7 Charter................................................................4
      1.8 By-Laws................................................................4
      1.9 Directors and Officers.................................................4
      1.10 Tax Consequences......................................................4

ARTICLE II EXCHANGE OF SHARES....................................................5
      2.1 Webster to Make Shares Available.......................................5
      2.2 Exchange of Shares.....................................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF MARITIME BANK......................6
      3.1 Corporate Organization.................................................6
      3.2 Capitalization.........................................................7
      3.3 Authority; No Violation................................................7
      3.4 Consents and Approvals.................................................8
      3.5 Loan Portfolio; Reports................................................8
      3.6 Financial Statements; Books and Records................................9
      3.7 Broker's Fees.........................................................10
      3.8 Absence of Certain Changes or Events..................................10
      3.9 Legal Proceedings.....................................................10
      3.10 Taxes and Tax Returns................................................10
      3.11 Employee Benefit Plans...............................................11
      3.12 Certain Contracts....................................................12
      3.13 Agreements with Regulatory Agencies..................................12
      3.14 State Takeover Laws; Certificate of Incorporation....................12
      3.15 Environmental Matters................................................13
      3.16 Reserves for Losses..................................................13
      3.17 Properties and Assets................................................14
      3.18 Insurance............................................................14
      3.19 Compliance with Applicable Laws......................................15
      3.20 Loans................................................................15
      3.21 Affiliates...........................................................16
      3.22 Ownership of Webster Common Stock....................................16
      3.23 Fairness Opinion.....................................................16
      3.24 Year 2000 Compliance.................................................16

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF WEBSTER............................17
      4.1 Corporate Organization................................................17
      4.2 Capitalization........................................................17
      4.3 Authority; No Violation...............................................18
      4.4 Consents, Approvals and Reports.......................................18
      4.5 Financial Statements; Exchange Act Filings; Books and Records.........19
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      4.6 Absence of Certain Changes or Events..................................20
      4.7 Ownership of Maritime BankCommon Stock; Affiliates and Associates.....20
      4.8 Employee Benefit Plans................................................20
      4.9 Agreements with Regulatory Agencies...................................20
      4.10 Year 2000 Compliance.................................................20

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS.............................21
      5.1 Covenants of Maritime Bank............................................21
      5.2 Covenants of Webster..................................................24
      5.3 Merger Covenants......................................................24
      5.4 Compliance with Antitrust Laws........................................24

ARTICLE VI ADDITIONAL AGREEMENTS................................................25
      6.1 Regulatory Matters....................................................25
      6.2 Access to Information.................................................26
      6.3 Shareholder Meeting...................................................27
      6.4 Legal Conditions to Merger............................................27
      6.5 Stock Exchange Listing................................................27
      6.6 Employees; Employment and Other Agreements............................27
      6.7 Indemnification.......................................................28
      6.8 Subsequent Interim and Annual Financial Statements....................29
      6.9 Additional Agreements.................................................29
      6.10 Advice of Changes....................................................29
      6.11 Current Information..................................................30
      6.12 Execution and Authorization of Bank Merger Agreement.................30
      6.13 Change in Structure..................................................30
      6.14 Transaction Expenses of Maritime Bank................................30

ARTICLE VII CONDITIONS PRECEDENT................................................31
      7.1 Conditions to Each Party's Obligation To Effect the Merger............31
      7.2 Conditions to Obligations of Webster and Webster Bank.................32
      7.3 Conditions to Obligations of Maritime Bank............................33

ARTICLE VIII TERMINATION AND AMENDMENT..........................................34
      8.1 Termination...........................................................34
      8.2 Effect of Termination.................................................35
      8.3 Amendment.............................................................35
      8.4 Extension; Waiver.....................................................35

ARTICLE IX GENERAL PROVISIONS...................................................36
      9.1 Closing...............................................................36
      9.2 Nonsurvival of Representations, Warranties, Covenants and Agreements..36
      9.3 Expenses; Breakup Fee.................................................36
      9.4 Notices...............................................................37
      9.5 Interpretation........................................................37
      9.6 Counterparts..........................................................37
      9.7 Entire Agreement......................................................38
      9.8 Governing Law.........................................................38
      9.9 Enforcement of Agreement..............................................38
      9.10 Severability.........................................................38
      9.11 Publicity............................................................38
      9.12 Assignment; Limitation of Benefits...................................38
      9.13 Additional Definitions...............................................39
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                                       ii

EXHIBITS
    A       Form of Articles of Combination and Bank Merger Agreement
    B       Form of Option Agreement
    C       Form of Maritime Bank & Trust Company Stockholder Agreement
    D       Form of Legal Opinion of counsel to Maritime Bank & Trust Company

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated as of November 3, 1998 (this "Agreement"), is entered into by and among Webster Financial Corporation, a Delaware corporation ("Webster"), Webster Bank, a federally chartered savings bank and wholly owned subsidiary of Webster ("Webster Bank"), and Maritime Bank & Trust Company, a Connecticut chartered bank ("Maritime Bank"). (Webster Bank and Maritime Bank are sometimes collectively referred to herein as the "Constituent Banks".)

     WHEREAS, the Boards of Directors of Webster, Webster Bank and Maritime Bank have determined that it is in the best interests of their respective companies and shareholders to consummate the business combination transaction provided for herein in which Maritime Bank will, subject to the terms and conditions set forth herein, merge with and into Webster Bank, with Webster Bank being the "Surviving Bank" and a wholly owned subsidiary of Webster (the "Merger");

     WHEREAS, prior to the consummation of the Merger, Webster Bank and Maritime Bank will enter into articles of combination and bank merger agreement, in the form attached hereto as Exhibit A (the "Bank Merger Agreement"), providing for the Merger;

     WHEREAS, as an inducement to Webster to enter into this Agreement, Maritime Bank will enter into an option agreement, in the form attached hereto as Exhibit B (the "Option Agreement"), with Webster immediately following the execution of this Agreement pursuant to which Maritime Bank will grant Webster an option to purchase, under certain circumstances, an aggregate of 141,004 newly issued shares of common stock, par value $.67 per share, of Maritime Bank ("Maritime Bank Common Stock") upon the terms and conditions therein contained; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger;

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

     1.1  THE MERGER.

     Subject to the terms and conditions of this Agreement, in accordance with the Banking Law of Connecticut (the "Connecticut Banking Law") and the rules and regulations of the Office of Thrift Supervision (the "OTS"), at the Effective Time (as defined in Section 1.2 hereof), Maritime Bank shall merge into Webster Bank, with Webster Bank being the Surviving Bank in the Merger. Upon consummation of the Merger, the corporate existence of Maritime Bank shall cease and the Surviving Bank shall continue to exist as a federally chartered savings bank under the Home Owners' Loan Act (the "HOLA") and a wholly owned subsidiary of Webster.

     1.2  EFFECTIVE TIME.

     The Merger shall become effective on the Closing Date (as defined in Section 9.1 hereof), as set forth in the Bank Merger Agreement in the form attached hereto as Exhibit A which shall be filed with the Secretary of State of the State of Connecticut (the "Connecticut Secretary of State") and the Corporate Secretary of the OTS on the Closing Date. The term "Effective Time" shall be the date and time when the Merger becomes effective on the Closing Date, as set forth in the Bank Merger Agreement.

     1.3  EFFECTS OF THE MERGER.

     At and after the Effective Time, the Merger shall have the effects set forth in 12 C.F.R.ss. 552.13(l) and Section 36a-126(b) of the Connecticut Banking Law.

     1.4  CONVERSION OF MARITIME BANK COMMON STOCK.

          (a) At the Effective Time, subject to Sections 1.4(b), 2.2(e) and 8.1(h) hereof, each share of Maritime Bank Common Stock issued and outstanding prior to the Effective Time (other than Dissenting Shares (as such term is defined below in this Section 1.4(e))) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for that number of shares of Webster common stock, par value $.01 per share ("Webster Common Stock"), determined by dividing $26.67 by the Base Period Trading Price (as defined below), as may be adjusted as provided below, computed to three decimal places (the "Exchange Ratio"); provided, however, that if the Base Period Trading Price shall be greater than $24.45, the Exchange Ratio shall be 1.091 and if the Base Period Trading Price shall be less than $17.50, the Exchange Ratio shall be 1.524. The number of shares of Webster Common Stock issuable with respect to each share of Maritime Bank Common Stock, as determined as set forth herein, is called the "Merger Consideration." For purposes of this Agreement, the term "Base Period Trading Price" shall mean the average of the daily closing prices per share for Webster Common Stock for the 15 consecutive trading days during which shares of Webster Common Stock are actually traded (as reported on The Nasdaq Stock Market, Inc. National Market Tier ("Nasdaq")) ending on the day preceding the receipt of the last required federal bank regulatory approval or waiver required to effect the Merger (such period herein called the "Base Period"). For the purposes of this Agreement, references to Webster Common Stock shall be deemed to include, where appropriate, references to the right to receive shares of Webster's Series C Participating Preferred Stock pursuant to the Rights Agreement, dated as of February 5, 1996, as amended, between Webster and American Stock Transfer & Trust Company (the "Rights Agreement").

          (b) All of the shares of Maritime Bank Common Stock converted into Webster Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Maritime Bank Common Stock shall thereafter represent the right to receive (i) the number of whole shares of Webster Common Stock and (ii) cash in lieu of fractional shares into which the shares of Maritime Bank Common Stock represented by such Certificate have been converted pursuant to this Section 1.4(a). Certificates previously representing shares of Maritime Bank Common Stock shall be exchanged for certificates representing whole shares of Webster Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If prior to the Effective Time Webster should split or combine its common stock, or pay a dividend or other
distribution   in  such  common  stock,   then  the  Exchange   Ratio  shall  be
appropriately adjusted to reflect such split, combination, dividend or distribution.

          (c) At the Effective Time, all shares of Maritime Bank Common Stock that are owned by Maritime Bank as treasury stock and all shares of Maritime Bank Common Stock that are owned directly or indirectly by Webster or Maritime Bank or any of Webster's Subsidiaries (as defined in Section 9.13 hereof) (other than shares of Maritime Bank Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, whether held directly or indirectly by Webster or Maritime Bank, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of Maritime Bank Common Stock held by Webster or Maritime Bank or any of Webster's


                                       2
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Subsidiaries  in  respect  of a debt  previously  contracted  (any such  shares, whether held directly or indirectly by Webster or Maritime Bank, being referred to herein as "DPC Shares")) shall be canceled and shall cease to exist and no stock of Webster or other consideration shall be delivered in exchange therefor. All shares of Webster Common Stock that are owned by Maritime Bank (other than Trust Account Shares and DPC Shares) shall become treasury stock of Webster.

          (d) Certificates for fractions of shares of Webster Common Stock will not be issued. In lieu of a fraction of a share of Webster Common Stock, each holder of Maritime Bank Common Stock otherwise entitled to a fraction of a share of Webster Common Stock shall be entitled to receive an amount of cash equal to
(i) the fraction of a share of the Webster Common Stock to which such holder would otherwise be entitled, multiplied by (ii) the closing time average market value of the Webster Common Stock, which shall be deemed to be the average of the daily closing prices per share for Webster Common Stock for the fifteen consecutive trading days on which shares of Webster Common Stock are actually traded (as reported on the Nasdaq) ending on the third trading day preceding the Closing Date. Following consummation of the Merger, no holder of Maritime Bank Common Stock shall be entitled to dividends or any other rights in respect of any such fraction.

          (e) Notwithstanding anything in this Agreement to the contrary and unless otherwise provided by applicable law, shares of Maritime Bank Common Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by shareholders who have properly dissented (the "Dissenting Shares") within the meaning of Sections 33-855 through 33-872 of the Connecticut Business Corporation Act, as amended (the "Connecticut Corporation Law"), shall not be converted into the right to receive shares of Webster Common Stock, unless and until such shareholders shall have failed to perfect or shall have effectively withdrawn or lost their right of payment under applicable law. If any such shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right of payment, each share of Maritime Bank Common Stock held by such shareholder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, shares of Webster Common Stock pursuant to Section 1.4(a) hereof.

          (f) Maritime Bank shall give Webster (i) prompt notice of any written notice of intent to demand payment for shares filed pursuant to Section 33-861 of the Connecticut Corporation Law received by Maritime Bank, withdrawals of such notices, and any other instruments served in connection with such notices pursuant to the Connecticut Corporation Law and received by Maritime Bank and
(ii) the opportunity to direct all negotiations and proceedings with respect to such notices under the Connecticut Corporation Law consistent with the obligations of Maritime Bank thereunder. Maritime Bank shall not, except with the prior written consent of Webster, (x) make any payment with respect to any such notice, (y) offer to settle or settle any such notices or (z) waive any failure to timely deliver a written notice in accordance with the Connecticut Corporation Law.

     1.5  CONVERSION OF WEBSTER BANK COMMON STOCK.

     At the Effective Time, the shares of the common stock, par value $.01 per share, of Webster Bank issued and outstanding immediately prior to the Effective Time shall constitute all of the issued and outstanding shares of the Surviving Bank.

     1.6  OPTIONS.

     At the Effective Time, each option granted by Maritime Bank to purchase shares of Maritime Bank Common Stock under the 1991 Stock Option Plan (the "Maritime Bank Stock Plan") which is outstanding and unexercised immediately prior thereto shall be converted automatically into an option to purchase shares of Webster Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Maritime Bank Stock
Plan);

          (1) The number of shares of Webster Common Stock to be subject to the option immediately after the Effective Time shall be equal to the product of the number of shares of Maritime Bank Common Stock subject to the option immediately before the Effective Time, multiplied by the Exchange Ratio, provided that any fractional shares of Webster Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

          (2) The exercise price per share of Webster Common Stock under the option immediately after the Effective Time shall be equal to the exercise price per share of Maritime Bank Common Stock under the option immediately before the Effective Time divided by the Exchange Ratio, provided that such exercise price shall be rounded to the nearest cent.

The adjustment provided herein shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The duration and other terms of the option immediately after the Effective Time shall be the same as the corresponding terms in effect immediately before the Effective Time, except that all references to Maritime Bank in the Maritime Bank Stock Plan (and the corresponding references in the option agreement documenting such option) shall be deemed to be references to Webster or Webster Bank, as appropriate.

     1.7  CHARTER.

     At the Effective Time, the Federal Stock Charter, as amended (the "Charter"), of Webster Bank as in effect immediately prior to the Effective Time, shall be the federal stock charter of the Surviving Bank.

     1.8  BY-LAWS.

     At the Effective Time, the By-Laws, as amended (the "By-Laws"), of Webster Bank, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Bank.

     1.9  DIRECTORS AND OFFICERS.

     At the Effective Time, the directors and officers of Webster Bank immediately prior to the Effective Time shall be the directors and officers of the Surviving Bank. The non-employee directors of Maritime Bank serving immediately prior to the Effective Time will be invited to serve on an advisory board to Webster Bank after the Bank Merger for a period of up to 24 months. Such advisory directors each will be paid for such service up to $15,000 based on an annual retainer of $3,500 per year, payable in quarterly installments, and quarterly meeting attendance fees of $1,000 for each meeting attended in person.

     1.10 TAX CONSEQUENCES.

     It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of the Code.


                                       4
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                                   ARTICLE II
                               EXCHANGE OF SHARES


     2.1  WEBSTER TO MAKE SHARES AVAILABLE.

     At or prior to the Effective Time, Webster shall deposit, or shall cause to be deposited, with Webster's transfer agent, American Stock Transfer & Trust Company, or such other bank, trust company or transfer agent as Webster may select (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of Webster Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of Webster Common Stock, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) hereof in exchange for outstanding shares of Maritime Bank Common Stock.

     2.2  EXCHANGE OF SHARES.

          (a) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of Webster Common Stock and the cash in lieu of fractional shares into which the shares of Maritime Bank Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Maritime Bank shall have the right to review both the letter of transmittal and the instructions prior to such documents being finalized. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Webster Common Stock to which such holder of Maritime Bank Common Stock shall have become entitled pursuant to the provisions of
Article I hereof and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

          (b) No dividends or other distributions declared after the Effective Time with respect to Webster Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article
II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Webster Common Stock represented by such Certificate. No holder of an unsurrendered Certificate shall be entitled, until the surrender of such Certificate, to vote the shares of Webster Common Stock into which his Maritime Bank Common Stock shall have been converted.

          (c) If any certificate representing shares of Webster Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Webster Common Stock in any name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.


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


          (d) After the close of business on the day immediately prior to the Effective Time, there shall be no transfers on the stock transfer books of Maritime Bank of the shares of Maritime Bank Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing shares of Webster Common Stock as provided in this Article II.

          (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Maritime Bank for six months after the Effective Time shall be returned to Webster. Any shareholders of Maritime Bank who have not theretofore complied with this Article II shall thereafter look only to Webster for payment of their shares of Webster Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on Webster Common Stock deliverable in respect of each share of Maritime Bank Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Webster, Maritime Bank, the Exchange Agent or any other person shall be liable to any former holder of shares of Maritime Bank Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Webster, the posting by such person of a bond in such amount as Webster may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Webster Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF MARITIME BANK

     Maritime Bank hereby makes the following representations and warranties to Webster and Webster Bank as set forth in this Article III, each of which is being relied upon by Webster and Webster Bank as a material inducement to enter into and perform this Agreement. All of the disclosure schedules of Maritime Bank referenced below and thereby required of Maritime Bank pursuant to this Agreement, which disclosure schedules shall be cross-referenced to the specific sections and subsections of this Agreement and delivered herewith, are referred to herein as the "Maritime Bank Disclosure Schedule."

     3.1  CORPORATE ORGANIZATION.

     Maritime Bank is a Connecticut chartered bank duly organized, validly existing and in good standing under the laws of the State of Connecticut. The deposit accounts of Maritime Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by Maritime Bank. Maritime Bank has the corporate power and corporate authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of any business conducted by it or the character or location of any properties or assets owned or leased by it makes such licensing or qualification necessary. The Certificate of Incorporation and Second Amended and Restated Bylaws (the "Bylaws") of Maritime Bank, copies of which have previously been delivered to Webster, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

     3.2  CAPITALIZATION.

          (a) The authorized capital stock of Maritime Bank consists of 1,500,000 shares of Maritime Bank Common Stock. As of the date hereof, there are
(y) 705,023 shares of Maritime Bank Common Stock issued and outstanding and no shares of Maritime Bank Common Stock held in Maritime Bank's treasury, and (z) no shares of Maritime Bank Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise, except for (i) 112,500 shares of Maritime Bank Common Stock reserved for issuance pursuant to the Maritime Bank Stock Plan (of which options for 101,700 shares are currently outstanding) and
(ii) 141,004 shares of Maritime Bank Common Stock reserved for issuance upon exercise of the option to be issued to Webster pursuant to the Option Agreement. All of the issued and outstanding shares of Maritime Bank Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the Option Agreement and the aforementioned options to purchase 101,700 shares of Maritime Bank Common Stock issued pursuant to the Maritime Bank Stock Plan, Maritime Bank does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Maritime Bank Common Stock or any other equity security of Maritime Bank or any securities representing the right to purchase or otherwise receive any shares of Maritime Bank Common Stock or any other equity security of Maritime Bank. The names of the optionees, the date of each option to purchase Maritime Bank Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the Maritime Bank Stock Plan are set forth in Section 3.2(a) of the Maritime Bank Disclosure Schedule. Since December 31, 1997, Maritime Bank has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than pursuant to the exercise of director or employee stock options granted prior to December 31, 1997 under the Maritime Bank Stock Plan.

          (b)  Maritime  Bank  has  no  Subsidiaries   and  has  not  owned  any
Subsidiaries.

     3.3  AUTHORITY; NO VIOLATION.

          (a) Maritime Bank has full corporate power and corporate authority to execute and deliver this Agreement, the Bank Merger Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Bank Merger Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Maritime Bank. The Board of Directors of Maritime Bank has directed that this Agreement, the Merger and the other transactions contemplated hereby be submitted to Maritime Bank's shareholders for approval at a special meeting of such shareholders (the "Special Meeting") and, except for the approval of this Agreement, the Merger and the other transactions contemplated hereby by the requisite vote of Maritime Bank's shareholders, no other corporate proceedings on the part of Maritime Bank (except for matters related to setting the date, time, place and record date for the Special Meeting) are necessary to approve this Agreement, the Bank Merger Agreement or the Option Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and the Bank Merger Agreement and the Option Agreement will be, duly and validly executed and delivered by Maritime Bank and (assuming due authorization, execution and delivery by Webster and Webster Bank of this Agreement, by Webster Bank of the Bank Merger Agreement, and by Webster of the Option Agreement) will constitute valid and binding obligations of Maritime Bank, enforceable against Maritime Bank in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          (b) Neither the execution and delivery of this Agreement, the Bank Merger Agreement or the Option Agreement by Maritime Bank, nor the consummation by Maritime Bank of the transactions contemplated hereby or thereby, nor compliance by Maritime Bank with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Maritime Bank, or
(ii) assuming that the consents and approvals referred to in Section 3.4(a) hereof are duly obtained, (x) violate any Laws (as defined in Section 9.13 hereof) applicable to Maritime Bank, or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Maritime Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Maritime Bank is a party, or by which it or any of its properties or assets may be bound or affected.

     3.4  CONSENTS AND APPROVALS.

          (a) Except for (i) the filing of applications and notices, as applicable, as to the Merger with the OTS under the HOLA and the Bank Merger Act and approval of such applications and notices, (ii) the filing of applications and notices with the Banking Commissioner of the State of Connecticut (the "Connecticut Commissioner") and approval of such applications and notices as to the Merger (the "State Banking Approvals"), (iii) the filing with the Connecticut Commissioner of an acquisition statement pursuant to Section 36a-184 of the Connecticut Banking Law prior to the acquisition of more than 10% of the Maritime Bank Common Stock pursuant to the Option Agreement, if not exempt, (iv) the filing of the stockholder agreement to be entered into by Webster and the stockholders of Maritime Bank identified therein (the "Maritime Bank Stockholder Agreement") with the Connecticut Commissioner and the approval of such agreement, (v) the filing with the Securities and Exchange Commission (the "SEC") of a registration statement on Form S-4, which will include the proxy statement/prospectus to be used in soliciting the approval of Maritime Bank's shareholders at the Special Meeting (the "Proxy Statement/Prospectus"), to register the shares of Webster Common Stock to be issued in connection with the Merger (including the shares of Webster Common Stock that may be issued upon the exercise of the options referred to in Section 1.6 hereof) (the "Registration Statement"), (vi) the approval of this Agreement by the requisite vote of the shareholders of Maritime Bank, (vii) the filings with the OTS and the Connecticut Secretary of State required in connection with the Bank Merger Agreement, (viii) such filings, authorizations and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states or with The Nasdaq Stock Market, Inc. (or such other exchange as may be applicable) in connection with the issuance of the shares of Webster Common Stock pursuant to this Agreement, and (ix) such notices, filings, authorizations, approvals or consents that are set forth in Section 3.4(a) of the Maritime Bank Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (1) the execution and delivery by Maritime Bank of this Agreement, the Bank Merger Agreement and the Option Agreement, and (2) the consummation by Maritime Bank of the Merger, the Option Agreement and the other transactions contemplated hereby and thereby, except, in each case, for such consents, approvals or filings, the failure of which to obtain will not have a Material Adverse Effect (as defined in Section 9.13 hereof) on the ability of Webster to consummate the transactions contemplated hereby or thereby.

          (b)  Maritime  Bank  hereby  represents  to  Webster  that  it  has no knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 3.4(a) hereof cannot be obtained or granted on a timely basis.

     3.5  LOAN PORTFOLIO; REPORTS.

          (a) Except as set forth at Section 3.5(a) of the Maritime Bank Disclosure Schedule, as of December 31, 1997 and thereafter through and including the date of this Agreement, Maritime

Bank was not a party to any written or oral loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), with any director, officer or five percent or greater shareholder of Maritime Bank or any Affiliated Person (as defined in Section 9.13 hereof) of the foregoing.

          (b) Maritime Bank has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the FDIC, (ii) the Connecticut Commissioner and any other state banking commissions or any other state regulatory authority (each a "State Regulator"), (iii) the SEC and (iv) and any self-regulatory organization ("SRO") (collectively "Regulatory Agencies"). Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Maritime Bank, no Governmental Entity is conducting, or has conducted, any proceeding or investigation into the business or operations of Maritime Bank nor does Maritime Bank have knowledge of any pending or threatened proceeding or investigation.

     3.6  FINANCIAL STATEMENTS; BOOKS AND RECORDS.

          (a) Maritime Bank has previously delivered to Webster true, correct and complete copies of (a) the balance sheets of Maritime Bank as of December 31 for the years 1995, 1996, and 1997 and the related statements of income, changes in stockholders' equity and cash flows for the years 1994 through 1997, inclusive, in each case accompanied by the audit report of Shatswell, MacLeod & Company, P.C., independent public accountants with respect to Maritime Bank, and
(b) the unaudited statement of position of Maritime Bank as of September 30, 1998 and the related comparative unaudited statements of earnings, changes in stockholders' equity and cash flows for the nine month periods ended September 30, 1997 and 1998. The financial statements referred to in this Section 3.6(a) (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.8 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the operations and financial condition of Maritime Bank for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.8 hereof will comply, with applicable accounting requirements and with the published rules and regulations of the FDIC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.8 hereof will be, prepared in accordance with generally accepted accounting principles ("GAAP") during the periods involved, except in each case as indicated in such statements or in the notes thereto. The annual reports and quarterly reports that Maritime Bank has sent to shareholders since December 31, 1994 do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and Maritime Bank has previously delivered or made available to Webster true, correct and complete copies of such reports. The books and records of Maritime Bank have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

          (b) Except and to the extent (i) reflected, disclosed or provided for in the financial statements as of December 31, 1997 referred to above, (ii) of liabilities incurred since December 31, 1997 in the ordinary course of business and consistent with past practice, and (iii) of liabilities related to the Agreement, Maritime Bank has no liabilities, whether absolute, accrued, contingent or otherwise.

          (c) The minute books of Maritime Bank contain records of all meetings and other corporate action held of its shareholders and Board of Directors (including committees thereof) that are complete and accurate in all material respects.

     3.7  BROKER'S FEES.

     Neither Maritime Bank nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreement, except that Maritime Bank has engaged, and will pay a fee to Ostrowski & Company, Inc. ("O & Co.") in accordance with the terms of a letter agreement between O & Co. and Maritime Bank dated July 28, 1998, a true, complete and correct copy of which has been previously delivered by Maritime Bank to Webster.

     3.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.

          (a) Except as disclosed in Maritime Bank's balance sheet as of December 31, 1997 referred to in Section 3.6(a) hereof or Maritime Bank's balance sheet as of September 30, 1998 referred to in Section 3.6(a) hereof, since December 31, 1997 (i) Maritime Bank has not incurred any material liability, except as contemplated by this Agreement or in the ordinary course of its business consistent with its past practices, and (ii) no event has occurred which has had, or is likely to have, individually or in the aggregate, a Material Adverse Effect on Maritime Bank.

          (b) Since December 31, 1997, Maritime Bank has carried on its businesses in the ordinary and usual course consistent with its past practices.

     3.9  LEGAL PROCEEDINGS.

          (a) Maritime Bank is not a party to any, and there are no pending or threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Maritime Bank or which challenge the validity or propriety of the transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreement.

          (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Maritime Bank or its assets.

     3.10 TAXES AND TAX RETURNS.

     Maritime Bank has duly filed all federal and state tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provision for the payment of all material taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal and state taxing authorities on or prior to the date hereof other than taxes or other charges (a) which (x) are not yet delinquent or (y) are being contested in good faith and set forth at Section 3.10 of the Maritime Bank Disclosure Schedule and (b) which have not been finally determined. All liability with respect to the income tax returns of Maritime Bank has been satisfied for all years to and including 1997. The Internal Revenue Service (the "IRS") has not notified Maritime Bank of, or otherwise asserted, that there are any material deficiencies with respect to any income tax returns of Maritime Bank. There are no material disputes pending, or claims asserted for, taxes or assessments upon Maritime Bank, nor has Maritime Bank been requested to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period. In addition, federal and state returns which are accurate and complete in all material respects have been filed by Maritime Bank for all periods for which returns were due with respect to income tax withholding, social security and unemployment taxes and the amounts shown on such federal and state returns to be due and payable have been paid in full or adequate provision therefor has been included by Maritime Bank in its financial statements as of December 31, 1997 and September 30, 1998.

     3.11 EMPLOYEE BENEFIT PLANS.

          (a) Section 3.11(a) of the Maritime Bank Disclosure Schedule sets forth a true and complete list of each employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), arrangement or agreement that is maintained or contributed to as of the date of this Agreement, or that has within the last six years been maintained or contributed to, by Maritime Bank or any other entity which together with Maritime Bank would be deemed a "single employer" within the meaning of Section 4001 of ERISA or Code Sections 414(b), (c) or (m) or under which Maritime Bank has any liability (collectively, the "Plans").

          (b) Maritime Bank has heretofore delivered to Webster true, correct and complete copies of each of the Plans and all related documents, including but not limited to (i) the actuarial report for such Plan (if applicable) for each of the last six years, (ii) the most recent determination letter from the IRS (if applicable) for such Plan, (iii) the current summary plan description and any summaries of material modifications, (iv) all annual reports (Form 5500 series) for each Plan filed for the preceding six plan years, (v) all agreements with fiduciaries and service providers relating to the Plan, and (vi) all substantive correspondence relating to any such Plan addressed to or received from the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency.

          (c) (i) Each of the Plans has been operated and administered in all material respects in compliance with applicable Laws, including but not limited to ERISA and the Code; (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified; (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits; (iv) no Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of Maritime Bank beyond their retirement or other termination of service, other than (w) coverage mandated by applicable Law, (x) death benefits or retirement benefits under a Plan that is an "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits under a Plan that are accrued as liabilities on the books of Maritime Bank, or
(z) benefits the full cost of which is borne by the current or former employee (or his beneficiary); (v) no liability under Title IV of ERISA has been incurred by Maritime Bank that has not been satisfied in full, and no condition exists that presents a material risk to Maritime Bank incurring a material liability thereunder; (vi) no Plan is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA; (vii) all contributions or other amounts payable by Maritime Bank as of the Effective Time with respect to each Plan and all other liabilities of each such entity with respect to each Plan, in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting practices and Section 412 of the Code; (viii) Maritime Bank has not engaged in a transaction in connection with which Maritime Bank could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code; (ix) to the knowledge of Maritime Bank, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto; (x) all Plans could be terminated as of the Effective Time without any liability materially in excess of the amounts accrued with respect to such Plans on the September 30, 1998 financial statements referenced in Section 3.6(a) hereof; (xi) no Plan, program, agreement or other arrangement, either individually or collectively, provides for any payment by Maritime Bank that would not be deductible under Code Sections 162(a)(1), 162(m) or 404 or that would constitute a "parachute payment" within the meaning of Code Section 280G; (xii) no "accumulated funding deficiency" as defined in Section 302(a)(2) of ERISA or Section 412 of the Code, whether or not waived, and no "unfunded current liability" as determined under
Section 412(l) of the Code exists with respect to any Plan; and (xiii) no Plan has experienced a "reportable event" (as such term is defined in Section 4043(b) of ERISA and the regulations thereunder) that is not subject to an administrative or statutory waiver from the reporting requirement.

     3.12 CERTAIN CONTRACTS.

          (a) Except as set forth at Section 3.12(a) of the Maritime Bank Disclosure Schedule, Maritime Bank is not a party to or bound by any contract, arrangement or commitment (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Webster, Maritime Bank, Webster Bank, the Surviving Bank or any of Webster's Subsidiaries to any director, officer or employee thereof,
(iii) which materially restricts the conduct of any line of business by Maritime Bank, (iv) with or to a labor union or guild (including any collective bargaining agreement) or (v) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreement. Maritime Bank has previously delivered to Webster true, correct and complete copies of all employment, consulting and deferred compensation agreements to which Maritime Bank is a party. Section 3.12(a) of the Maritime Bank Disclosure Schedule sets forth a list of all material contracts (as defined in Item 601(b)(10) of Regulation S-K) of Maritime Bank. Each contract, arrangement or commitment of the type described in this Section 3.12(a), whether or not set forth in Section 3.12(a) of the Maritime Bank Disclosure Schedule, is referred to herein as a "Maritime Bank Contract," and Maritime Bank has not received notice of, nor do any of its executive officers know of, any violation of any Maritime Bank Contract.

          (b) (i) Each Maritime Bank Contract is valid and binding and in full force and effect, (ii) Maritime Bank has in all material respects performed all obligations required to be performed by it to date under each Maritime Bank Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of Maritime Bank under any such Maritime Bank Contract.

     3.13 AGREEMENTS WITH REGULATORY AGENCIES.

     Neither Maritime Bank nor any of its affiliates is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or has adopted any board resolutions at the request of (each, whether or not set forth at Section 3.13 of the Maritime Bank Disclosure Schedule, a "Regulatory Agreement") any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Maritime Bank been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

     3.14 STATE TAKEOVER LAWS; CERTIFICATE OF INCORPORATION.

     The Board of Directors of Maritime Bank has approved this Agreement, the Bank Merger Agreement and the Option Agreement pursuant to Section 13.3 of Maritime Bank's Certificate of Incorporation such that the voting and price provisions of Sections 13.2 and 13.3(b) of the Certificate of Incorporation will not apply to this Agreement, the Bank Merger Agreement or the Option Agreement, or any of the transactions contemplated hereby or thereby, and such approval is irrevocable within the meaning of Section 13.3(d) of Maritime Bank's Certificate of Incorporation. The Board of Directors of Maritime Bank has approved Maritime Bank entering into this Agreement, the Bank Merger Agreement and the Option Agreement, and the transactions contemplated hereby and thereby, such that under the Connecticut Banking Law, the Connecticut Corporation Law and Maritime Bank's Certificate of Incorporation, the only vote of Maritime Bank stockholders necessary to consummate the transactions contemplated hereby (including the Merger and issuance under the Option Agreement) is the approval of this Agreement, the Merger and the other transactions contemplated hereby by the affirmative vote of at least two-thirds of the issued and outstanding shares of Maritime Bank Common Stock.

     3.15 ENVIRONMENTAL MATTERS.

          (a) Maritime Bank is in compliance in all material respects with all applicable federal and state laws and regulations relating to pollution or protection of the environment (including without limitation, laws and regulations relating to emissions, discharges, releases and threatened releases of Hazardous Material (as hereinafter defined), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

          (b) There is no suit, claim, action, proceeding, investigation or notice pending or to the knowledge of Maritime Bank's directors and executive officers threatened (or past or present actions or events that could form the basis of any such suit, claim, action, proceeding, investigation or notice), in which Maritime Bank has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices may be, named as a defendant (x) for alleged noncompliance (including by any predecessor), with any environmental law, rule or regulation or (y) relating to any material release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by Maritime Bank;

          (c) To the knowledge of Maritime Bank's directors and executive officers, during the period of Maritime Bank's ownership or operation of any of its properties, there has not been any material release of Hazardous Material in, on, under or affecting any such property.

          (d) To the knowledge of Maritime Bank's executive officers, Maritime Bank has not made or participated in any loan to any person who is subject to any suit, claim, action, proceeding, investigation or notice, pending or threatened, with respect to (i) any alleged noncompliance as to any property securing such loan with any environmental law, rule or regulation, or (ii) the release or the threatened release into the environment of any Hazardous Material at a site owned, leased or operated by such person on any property securing such loan.

          (e) For purposes of this Section 3.15, the term "Hazardous Material" means any hazardous waste, petroleum product, polychlorinated biphenyl, chemical, pollutant, contaminant, pesticide, radioactive substance, or other toxic material, or other material or substance (in each such case, other than small quantities of such substances in retail containers) regulated under any applicable environmental or public health statute, law, ordinance, rule or regulation.

          (f) No real property owned or leased by Maritime Bank as other real estate owned ("OREO") or otherwise, or owned or controlled by Maritime Bank as a trustee or fiduciary meets the statutory criteria of an "Establishment" as that term is defined pursuant to Section 22a-134(3) of the General Statutes of Connecticut.

     3.16 RESERVES FOR LOSSES.

     All reserves or other allowances for possible losses reflected in Maritime Bank's most recent financial statements referred to in Section 3.6(a) hereof as of December 31, 1997 and September 30, 1998 complied with all Laws and are adequate under GAAP. Maritime Bank has not been notified by the FDIC, the Connecticut Commissioner or Maritime Bank's independent auditor, in writing or otherwise, that such reserves are inadequate or that the practices and policies of Maritime Bank in establishing such reserves and in accounting for delinquent and classified assets generally fail to comply with applicable accounting or regulatory requirements, or that the FDIC, the Connecticut Commissioner or Maritime Bank's independent auditor believes such reserves to be inadequate or inconsistent with the historical loss experience of Maritime Bank. Maritime Bank has previously furnished Webster with a complete list of all extensions of credit and OREO that have been classified by any bank examiner (regulatory or internal) as other loans specially mentioned, special mention, substandard, doubtful, loss, classified or criticized, credit risk assets, concerned loans or words of similar import. Maritime Bank agrees to update such list no less frequently than monthly after the date of this Agreement until the earlier of the Closing Date or the date that this Agreement is terminated in accordance with Section 8.1 hereof. All OREO held by Maritime Bank is being carried net of reserves at the lower of cost or net realizable value.

     3.17 PROPERTIES AND ASSETS.

     Section 3.17 of the Maritime Bank Disclosure Schedule lists (i) all real property owned by Maritime Bank; (ii) each real property lease, sublease or installment purchase arrangement to which Maritime Bank is a party; (iii) a description of each contract for the purchase, sale, or development of real estate to which Maritime Bank is a party; and (iv) all items of Maritime Bank's tangible personal property and equipment with a book value of $25,000 or more or having an annual lease payment of $10,000 or more. Except for (a) items reflected in Maritime Bank's financial statements as of December 31, 1997 referred to in Section 3.6(a) hereof, (b) exceptions to title that do not interfere materially with Maritime Bank's use and enjoyment of owned or leased real property (other than OREO), (c) liens for current real estate taxes not yet delinquent, or being contested in good faith, properly reserved against (and reflected on the financial statements referred to in Section 3.6(a) above), (d) properties and assets sold or transferred in the ordinary course of business consistent with past practices since December 31, 1997, and (e) items listed in
Section 3.17 of the Maritime Bank Disclosure Schedule, Maritime Bank has good and, as to owned real property, marketable and insurable title to all its properties and assets, reflected in the financial statements of Maritime Bank as of December 31, 1997, free and clear of all liens, claims, charges and other encumbrances. Maritime Bank, as lessee, has the right under valid and subsisting leases to occupy, use and possess all property leased by it, and there has not occurred under any such lease any material breach, violation or default by Maritime Bank, and Maritime Bank has not experienced any material uninsured damage or destruction with respect to such properties since December 31, 1997. All properties and assets used by Maritime Bank are in good operating condition and repair suitable for the purposes for which they are currently utilized and comply in all material respects with all Laws relating thereto now in effect or scheduled to come into effect. Maritime Bank enjoys peaceful and undisturbed possession under all leases for the use of all property under which it is the lessee, and all leases to which Maritime Bank is a party are valid and binding obligations in accordance with the terms thereof. Maritime Bank is not in material default with respect to any such lease, and there has occurred no default by Maritime Bank or event which with the lapse of time or the giving of notice, or both, would constitute a material default under any such lease. There are no Laws, conditions of record, or other impediments which interfere with the intended use by Maritime Bank of any of the property owned, leased, or occupied by it.

     3.18 INSURANCE.

     Section 3.18 of the Maritime Bank Disclosure Schedule contains a true, correct and complete list of all insurance policies and bonds maintained by Maritime Bank, including the name of the insurer, the policy number, the type of policy and any applicable deductibles, and all such insurance policies and bonds (or other insurance policies and bonds that have, from time to time, in respect of the nature of the risks insured against and amount of coverage provided, been substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of Maritime Bank) are in full force and effect and have been in full force and effect as of the times they were supposed to cover. As of the date hereof, Maritime Bank has not received any notice of cancellation or amendment of any such policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all claims thereunder have been filed in a timely fashion. The existing insurance carried by Maritime Bank is and will continue to be, in respect of the nature of the risks insured against and the amount of coverage provided, substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of Maritime Bank, and is sufficient for compliance by Maritime Bank with all requirements of Law and agreements to which Maritime Bank is subject or is party. True, correct and complete copies of all such policies and bonds reflected at Section 3.18 of the Maritime Bank Disclosure Schedule, as in effect on the date hereof, have been delivered to Webster.

     3.19 COMPLIANCE WITH APPLICABLE LAWS.

     Maritime Bank has complied in all material respects with all Laws applicable to it or to the operation of its business. Maritime Bank has not received any notice of any alleged or threatened claim, violation, or liability under any such Laws that has not heretofore been cured and for which there is no remaining liability.

     3.20 LOANS.

     As of the date hereof:

          (a) All loans owned by Maritime Bank, or in which Maritime Bank has an interest, comply in all material respects with all Laws, including, but not limited to, applicable usury statutes, underwriting and recordkeeping requirements and the Truth in Lending Act, the Equal Credit Opportunity Act, and the Real Estate Settlement Procedures Act, and other applicable consumer protection statutes and the regulations thereunder.

          (b) All loans owned by Maritime Bank, or in which Maritime Bank has an interest, have been made or acquired by Maritime Bank in accordance with board of director-approved loan policies and all of such loans are collectible, except to the extent reserves have been made against such loans in Maritime Bank's financial statements at September 30, 1998 referred to in Section 3.6(a) hereof. Maritime Bank holds mortgages contained in its loan portfolio for its own benefit to the extent of its interest shown therein; such mortgages evidence liens having the priority indicated by their terms, subject, as of the date of recordation or filing of applicable security instruments, only to such exceptions as are discussed in attorneys' opinions regarding title or in title insurance policies in the mortgage files relating to the loans secured by real property or are not material as to the collectability of such loans; and all loans owned by Maritime Bank are with full recourse to the borrowers, and Maritime Bank has taken no action which would result in a waiver or negation of any rights or remedies available against the borrower or guarantor, if any, on any loan. All applicable remedies against all borrowers and guarantors are enforceable except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying principles of equity. Except as set forth at Section 3.20 of the Maritime Bank Disclosure Schedule, all loans purchased or originated by Maritime Bank and subsequently sold by Maritime Bank have been sold without recourse to Maritime Bank and without any liability under any yield maintenance or similar obligation. True, correct and complete copies of loan delinquency reports as of September 30, 1998 prepared by Maritime Bank, which reports include all loans delinquent or otherwise in default, have been furnished to Webster. True, correct and complete copies of the currently effective lending policies and practices of Maritime Bank also have been furnished to Webster.

          (c) Except as set forth at Section 3.20(c) of the Maritime Bank Disclosure Schedule, each outstanding loan participation sold by Maritime Bank was sold with the risk of non-payment of all or any portion of that underlying loan to be shared by each participant (including Maritime Bank) proportionately to the share of such loan represented by such participation without recourse of such other lender or participant to Maritime Bank for payment or repurchase of the amount of such loan represented by the participation or liability under any yield maintenance or similar obligation. Maritime Bank has properly fulfilled its contractual responsibilities and duties in any loan in which it acts as the lead lender or servicer and has complied with its duties as required under applicable regulatory requirements.

          (d) Maritime Bank has properly perfected or caused to be properly perfected all security interests, liens, or other interests in any collateral securing any loans made by it.

     3.21 AFFILIATES.

     Each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act")) of Maritime Bank is listed at Section 3.21 of the Maritime Bank Disclosure Schedule. Each director (including the President and Chief Executive Officer) and any other affiliate of Maritime Bank who is not an executive officer has delivered to Webster, concurrently with the execution of this Agreement, the Maritime Bank Stockholder Agreement in the form attached hereto as Exhibit C. The Maritime Bank Stockholder Agreement has been duly and validly executed and delivered by each person that is a party thereto (assuming due authorization, execution and delivery by Webster) and upon approval by the Connecticut Commissioner, will constitute the valid and binding obligation of such person, enforceable against such person in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

     3.22 OWNERSHIP OF WEBSTER COMMON STOCK.

     Except as set forth at Section 3.22 of the Maritime Bank Disclosure Schedule, neither Maritime Bank nor any of its affiliates or associates (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"))
(i) beneficially own, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of outstanding capital stock of Webster (other than those agreements, arrangements or understandings specifically contemplated hereby).

     3.23 FAIRNESS OPINION.

     Maritime Bank has received an opinion from O & Co. to the effect that, in its opinion, the consideration to be paid to stockholders of Maritime Bank hereunder is fair to such stockholders from a financial point of view (the "Fairness Opinion"), and O & Co. has consented to the inclusion of the Fairness Opinion in the Registration Statement, it being understood that O & Co. shall have the right to review and comment upon the Registration Statement.

     3.24 YEAR 2000 COMPLIANCE.

     Maritime Bank has taken all reasonable steps necessary to address the software, accounting and record keeping issues raised in order to be substantially Year 2000 compliant on or before the end of 1999 and Maritime Bank does not expect the future cost of addressing such issues to be material. Maritime Bank has not received a rating of less than satisfactory from any bank regulatory agency with respect to Year 2000 compliance. Maritime Bank is in compliance with all guidelines provided by the FDIC and the Federal Financial Institution's Examination Council regarding Year 2000 issues.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF WEBSTER

     Webster, on behalf of itself and its wholly owned subsidiary, Webster Bank, hereby makes the following representations and warranties to Maritime Bank as set forth in this Article IV, each of which is being relied upon by Maritime Bank as a material inducement to enter into and perform this Agreement.

     4.1  CORPORATE ORGANIZATION.

          (a) Webster is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Webster has the corporate power and corporate authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties or assets owned or leased by it makes such licensing or qualification necessary. Webster is duly registered as a savings and loan holding company with the OTS under HOLA. The Restated Certificate of Incorporation, as amended ("Certificate of Incorporation"), and Bylaws, as amended ("Bylaws"), of Webster, copies of which have previously been made available to Maritime Bank, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

          (b) Webster Bank is a federal savings bank chartered by the OTS under the laws of the United States with its main office in the State of Connecticut. Webster Bank has the corporate power and corporate authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties or assets owned or leased by it makes such licensing or qualification necessary. The Charter and By-Laws of Webster Bank, copies of which have previously been made available to Maritime Bank, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

     4.2  CAPITALIZATION.

          (a) The authorized capital stock of Webster consists of 50,000,000 shares of Webster Common Stock, of which 37,943,394 shares were outstanding (net of 410,030 treasury shares) at September 30, 1998 and 3,000,000 shares of serial preferred stock, par value $.01 per share ("Webster Preferred Stock"), none of which were outstanding at September 30, 1998. At such date, there were options outstanding to purchase 2,357,590 shares of Webster Common Stock. All of the issued and outstanding shares of Webster Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as set forth above, Webster does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Webster Common Stock or Webster Preferred Stock or any other equity security of Webster or any securities representing the right to purchase or otherwise receive any shares of Webster Common Stock or Webster Preferred Stock, other than pursuant to the Rights Agreement. The shares of Webster Common Stock to be issued pursuant to the Merger are authorized and, at the Effective Time, all such shares will be validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

          (b) The authorized capital stock of Webster Bank consists of 2,000 shares of common stock, par value $.01 per share, 1000 of which are issued and outstanding, and 1,000 shares of serial preferred stock, par value $.01 per share, none of which are issued and outstanding. The outstanding shares of common stock of Webster Bank are owned by Webster free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to ownership thereof.

     4.3  AUTHORITY; NO VIOLATION.

          (a) Webster has full corporate power and corporate authority to execute and deliver this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Webster. No other corporate proceedings on the part of Webster are necessary to approve this Agreement or the Option Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and the Option Agreement will be, duly and validly executed and delivered by Webster and (assuming due authorization, execution and delivery by Maritime Bank) will constitute valid and binding obligations of Webster, enforceable against Webster in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          (b) Webster Bank has full corporate power and authority to execute and deliver this Agreement and the Bank Merger Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Webster Bank and by Webster as the sole shareholder of Webster Bank. All corporate proceedings on the part of Webster Bank necessary to consummate the transactions contemplated hereby and thereby will have been taken prior to the Effective Time. This Agreement has been, and the Bank Merger Agreement will be, duly and validly executed and delivered by Webster Bank and (assuming due authorization, execution and delivery by Maritime Bank) will constitute valid and binding obligations of Webster Bank, enforceable against Webster Bank in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          (c) Neither the execution and delivery of this Agreement by Webster and Webster Bank, the Bank Merger Agreement by Webster Bank, or the Option Agreement by Webster, nor the consummation by Webster or Webster Bank, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by Webster or Webster Bank with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Webster or the Charter or By-Laws of Webster Bank, as the case may be, or (ii) assuming that the consents and approvals referred to in Section 4.4 hereof are duly obtained, (x) violate any Laws applicable to Webster, Webster Bank or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Webster or Webster Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Webster or Webster Bank is a party, or by which they or any of their respective properties or assets may be bound or affected.

     4.4  CONSENTS, APPROVALS AND REPORTS.

          (a) Except for (i) the filing of applications and notices, as applicable, as to the Merger with the OTS under the HOLA and the Bank Merger Act and approval of such applications and notices, (ii) the filing and approval of the State Banking Approvals, (iii) the filing with the Connecticut

Commissioner of an acquisition statement pursuant to Section 36a-184 of the Connecticut Banking Law prior to the acquisition of more than 10% of the Maritime Bank Common Stock pursuant to the Option Agreement, if not exempt, (iv) the filing of the Maritime Bank Stockholder Agreement with the Connecticut Commissioner and the approval of such agreement, (v) the filing with the SEC of the Registration Statement, (vi) the approval of this Agreement by the requisite vote of the shareholders of Maritime Bank, (vii) the filings with the OTS and the Connecticut Secretary of State required in connection with the Bank Merger Agreement, (viii) such filings, authorizations and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states or with The Nasdaq Stock Market, Inc. (or such other exchange as may be applicable) in connection with the issuance of the shares of Webster Common Stock pursuant to this Agreement, and (ix) any necessary notices, filings, authorizations, approvals or consents of third parties, no consents or approvals of or filings or registrations with any Governmental Entity or third party are necessary in connection with (1) the execution and delivery by Webster and Webster Bank of this Agreement, (2) the execution and delivery by Webster Bank of the Bank Merger Agreement, (3) the execution and delivery by Webster of the Option Agreement, (4) the consummation by Webster of the transactions contemplated hereby, and (5) the consummation by Webster Bank of the Merger, except, in each case, for such consents, approvals or filings, the failure of which to obtain will not have a Material Adverse Effect on the ability of Maritime Bank to consummate the transactions contemplated hereby or thereby.

          (b)  Webster  hereby  represents  to  Maritime  Bank  that  it  has no knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 4.4(a) hereof cannot be obtained or granted on a timely basis.

          (c) Webster and Webster Bank have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1994, with (i) the OTS, (ii) the State Regulators, (iii) the SEC and (iv) the Regulatory Agencies. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Webster and its Subsidiaries, no Governmental Entity is conducting, or has conducted, any proceeding or investigation into the business or operations of Webster since December 31, 1994.

     4.5  FINANCIAL STATEMENTS; EXCHANGE ACT FILINGS; BOOKS AND RECORDS.

     Webster has previously delivered to Maritime Bank true, correct and complete copies of (a) the consolidated statements of condition of Webster and its Subsidiaries as of December 31 for the fiscal years 1996 and 1997 and the related consolidated statements of income, comprehensive income, shareholders' equity and cash flows for the fiscal years ended 1995 through 1997, inclusive, as reported in Webster's Current Report on Form 8-K filed with the SEC on July 23, 1998 under the Exchange Act, in each case accompanied by the audit report of KPMG LLP, independent public accountants with respect to Webster, and (b) the unaudited consolidated statement of condition of Webster and its Subsidiaries as of September 30, 1998 and the related comparative unaudited statements of operations and cash flows for the nine month periods ended September 30, 1997 and 1998. The financial statements referred to in this Section 4.5 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.8 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial condition of Webster and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.8 hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section
6.8 hereof will be, prepared in accordance with GAAP during the periods involved, except as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. Webster's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and all subsequently filed reports under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act comply in all material respects with the appropriate requirements for such reports under the Exchange Act, and Webster has previously delivered or made available to Maritime Bank true, correct and complete copies of such reports. The books and records of Webster and Webster Bank have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

     4.6  ABSENCE OF CERTAIN CHANGES OR EVENTS.

     Except as disclosed in Webster's filings with the SEC on any of Forms 10-K, 10-Q or 8-K during 1998, true, correct and complete copies of which have previously been delivered to Maritime Bank, since December 31, 1997, no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on Webster.

     4.7  OWNERSHIP OF MARITIME BANK COMMON STOCK; AFFILIATES AND ASSOCIATES.

     Except as contemplated by this Agreement, neither Webster nor any of its affiliates or associates (as defined in the Exchange Act) (i) beneficially own, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, more than five percent of the outstanding capital stock of Maritime Bank, excluding the shares of Maritime Bank Common Stock issuable pursuant to the Option Agreement to be executed subsequent to the execution of the Agreement.

     4.8  EMPLOYEE BENEFIT PLANS.

     Webster has heretofore made available for inspection, or delivered (if requested) to Maritime Bank true, correct and complete copies of each employee benefit plan arrangement or agreement that is maintained as of the date of this Agreement (the "Webster Plans") by Webster or any of its Subsidiaries. No "accumulated funding deficiency" as defined in Section 302(a)(2) of ERISA or
Section 412 of the Code, whether or not waived, and no "unfunded current liability" as determined under Section 412(l) of the Code exists with respect to any Webster Plan. The Webster Plans are in compliance in all material respects with the applicable requirements of ERISA and the Code.

     4.9  AGREEMENTS WITH REGULATORY AGENCIES.

     Neither   Webster   nor  any  of  its   affiliates   is   subject   to  any
cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or has adopted any board resolutions at the request of any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Webster, nor Webster Bank been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

     4.10 YEAR 2000 COMPLIANCE.

     Webster and Webster Bank have taken all reasonable steps necessary to address the software, accounting and record keeping issues raised in order to be substantially Year 2000 compliant on or before the end of 1999 and Webster does not expect the future cost of addressing such issues to be material except as described in Webster's Annual Report on Form 10-K for the fiscal year ended December 31, 1997. Neither Webster nor Webster Bank has received a rating of less than satisfactory from any bank regulatory agency with respect to Year 2000 compliance. Webster and Webster Bank are in compliance with all guidelines provided by the OTS and the Federal Financial Institution's Examination Council regarding Year 2000 issues.

                                    ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.1  COVENANTS OF MARITIME BANK.

     During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, the Bank Merger Agreement or the Option Agreement or with the prior written consent of Webster, Maritime Bank shall carry on its businesses in the ordinary course consistent with past practices and consistent with prudent banking practices. Maritime Bank will use its reasonable efforts to (x) preserve its business organization intact, (y) keep available to itself and Webster the present services of the employees of Maritime Bank and (z) preserve for itself and Webster the goodwill of the customers of Maritime Bank and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in the Maritime Bank Disclosure Schedule or as otherwise contemplated by this Agreement or consented to by Webster in writing, Maritime Bank shall not:

          (a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock (except for the payment of regular quarterly cash dividends by Maritime Bank on the Maritime Bank Common Stock in accordance with Section 5.1(a) of the Maritime Bank Disclosure Schedule with declaration, record and payment dates corresponding to the quarterly dividends paid by Maritime Bank during its fiscal year ended December 31, 1997); provided, however, that under no circumstances shall Maritime Bank declare, set aside or pay any dividends if it would result in the holders of Maritime Bank Common Stock receiving more than four dividend payments in either of 1998 or 1999, when considered with anticipated Webster dividends based on past practice, nor shall Maritime Bank be prohibited from declaring, setting aside or paying dividends consistent herewith if the Closing Date is such that holders of Maritime Bank Common Stock would receive fewer than four dividends in fiscal 1998, when considered with anticipated Webster dividends based on past practice, and it being further understood that the parties hereto intend for Maritime Bank to pay its regular quarterly cash dividends to stockholders as to any completed fiscal quarter prior to the Effective Time;

          (b) (i) split, combine or reclassify any shares of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except upon the exercise or fulfillment of rights or options issued or existing pursuant to the Maritime Bank Stock Plan in accordance with their present terms, all to the extent outstanding and in existence on the date of this Agreement, and except pursuant to the Option Agreement, or (ii) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(c) hereof), any shares of the capital stock of Maritime Bank, or any securities convertible into or exercisable for any shares of the capital stock of Maritime Bank;

          (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Maritime Bank Common Stock pursuant to stock options or similar rights to acquire Maritime Bank Common Stock granted pursuant to the Maritime Bank Stock Plan and outstanding prior to the date of this Agreement, in each case in accordance with their present terms and (ii) pursuant to the Option Agreement;

          (d) amend its Certificate of Incorporation, Bylaws or other similar governing documents;

          (e) authorize or permit any of its officers, directors, employees or agents to, directly or indirectly, solicit, initiate or encourage any inquiries relating to, or the making of any proposal from, hold substantive discussions or negotiations with or provide any information to, any person, entity or group (other than Webster) concerning any Acquisition Transaction (as defined below). Notwithstanding the foregoing, Maritime Bank may provide information in connection with a possible Acquisition Transaction if the Board of Directors of Maritime Bank following receipt of written advice of counsel, reasonably determines in the exercise of its fiduciary duty that such information must be furnished. Maritime Bank shall promptly communicate to Webster the material terms of any proposal, whether written or oral, which it may receive in respect of any Acquisition Transaction and whether it is providing information in connection with, or which may lead to, an Acquisition Transaction with a third party. Maritime Bank will promptly cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than Webster with respect to any of the foregoing. As used in this
Agreement, "Acquisition Transaction" shall mean any offer, proposal or expression of interest relating to (i) any tender or exchange offer, (ii) merger, consolidation or other business combination involving Maritime Bank, or
(iii) the acquisition in any manner of a substantial equity interest in, or a substantial portion of the assets and/or liabilities, out of the ordinary course of business, of, Maritime Bank other than the transactions contemplated or permitted by this Agreement, the Bank Merger Agreement and the Option Agreement;

          (f) make capital expenditures aggregating in excess of $25,000;

          (g) enter into any new line of business;

          (h) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings, or in the ordinary course of business consistent with prudent banking practices;

          (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue or in any of the conditions to the Merger set forth in
Article VII not being satisfied, or in a violation of any provision of this Agreement, the Bank Merger Agreement or the Option Agreement, except, in every case, as may be required by applicable law;

          (j) change its methods of accounting in effect at December 31, 1997 except as required by changes in GAAP or regulatory accounting principles as concurred to by Webster's independent auditors;

          (k) (i) except as required by applicable law or to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any Plan or any other agreement, arrangement, plan or policy relating to one or more of its current or former directors, officers, employees or independent contractors,
(ii) increase in any manner the compensation of any employee or director or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, stock units or performance units or shares), (iii) enter into, modify or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits, (iv) hire any new employee at an annual compensation in excess of $20,000, (v) pay expenses of any employees or directors for attending conventions or similar meetings which conventions or meetings are held after the date hereof, (vi) promote to a rank of vice president or more senior any employee, (vii) pay any retention or other bonuses, or any severance, to any employee, (viii) make any contribution to any Plan that is subject to Title IV of ERISA in excess of the amount required to satisfy applicable minimum funding requirements under ERISA and the Code, or (ix) make any nondeductible contribution to any Plan;

          (l) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

          (m) sell, purchase, enter into a lease, relocate, open or close any banking or other office, or file an application pertaining to such action with any Governmental Entity;

          (n) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosure, settlements in lieu of foreclosure, or troubled loan or debt restructuring, in the ordinary course of business consistent with past banking practices;

          (o) make any new loans to, modify the terms of any existing loan to, or engage in any other transactions (other than routine banking transactions) with, any Affiliated Person of Maritime Bank;

          (p) make any investment, or incur deposit liabilities, other than in the ordinary course of business consistent with past practices, including deposit pricing, and which would not change the risk profile of Maritime Bank based on its existing deposit and lending policies or make any equity investments;

          (q) purchase any loans or sell, purchase or lease any real property, except for the sale of real estate that is the subject of a casualty loss or condemnation or the sale of OREO on a basis consistent with past practices;

          (r) originate (i) any loans except in accordance with existing Maritime Bank lending policies, (ii) commercial business loans in excess of $250,000, (iii) unsecured consumer loans in excess of $10,000, (iv) commercial real estate first mortgage loans in excess of $250,000 as to any loan or $500,000 in the aggregate as to related loans, or loans to related persons, or
(v) land acquisition loans to borrowers who intend to construct a residence on such land in excess of the lesser of 75% of the appraised value of such land or $100,000, except in each case for loans for which written applications have been received by Maritime Bank as of the date hereof and as set forth in Section 5.1(r) of the Maritime Bank Disclosure Schedule; provided, however, that (x) Maritime Bank may renew existing lines of credit upon substantially the same terms and conditions in accordance with existing Maritime Bank lending policies without prior consultation with Webster, and (y) if Maritime Bank submits to Webster a written proposal for an exception to the lending limitations set forth in this Section 5.1(r), unless Webster notifies Maritime Bank within five business days after receipt of the written proposal, Webster shall be deemed to have consented to the proposal (for purposes of this provision, notice shall be given in accordance with Section 5.1(r) of the Maritime Bank Disclosure Schedule;

          (s) make any investments in any equity or derivative securities or engage in any forward commitment, futures transaction, financial options transaction, hedging or arbitrage transaction or covered asset trading activities or make any investments in any investment security with a maturity of greater than one year;

          (t) sell or purchase any mortgage loan servicing rights; or

          (u) agree or commit to do any of the actions set forth in (a) - (t) above.

The consent of Webster to any action by Maritime Bank that is not permitted by any of the preceding paragraphs shall be evidenced by a writing signed by the Chairman, Chief Executive Officer and President or any Executive Vice President of Webster.

     5.2  COVENANTS OF WEBSTER.

     During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or the Option Agreement or with Maritime Bank's prior written consent, Webster shall not, and shall not permit Webster Bank to:

          (a) take any action that will result in (i) any of Webster's representations and warranties set forth in this Agreement being or becoming untrue, unless the failure of such representations or warranties to be true would not, individually or in the aggregate, have a Material Adverse Effect on Webster, or (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, the Bank Merger Agreement or the Option Agreement, except, in every case, as may be required by applicable law; or

          (b) take any other action that would materially adversely affect the ability of Webster and Webster Bank to consummate the transactions contemplated by this Agreement.

     5.3  MERGER COVENANTS.

          (a) Notwithstanding that Maritime Bank believes that it has established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, Maritime Bank recognizes that Webster may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). In that regard, and in general, from and after the date of this Agreement to the Effective Time, Maritime Bank and Webster shall consult and cooperate with each other in order to formulate the plan of integration for the Merger, including, among other things, with respect to conforming, based upon such consultation, Maritime Bank's loan, accrual and reserve policies to those policies of Webster to the extent appropriate, provided, that any change in Maritime Bank's policies in connection with such matters need not be effected until the parties receive all necessary governmental and stockholder approvals and consents to consummate the transactions contemplated hereby.

          (b) If it becomes necessary under Nasdaq rules or applicable laws to obtain Webster shareholder approval of this Agreement, the Merger or the other transactions contemplated hereby, Webster shall take all steps necessary to obtain the approval of its shareholders as promptly as possible. In connection therewith, Webster shall take all steps necessary to duly call, give notice and convene a meeting of its shareholders for such purpose.

     5.4  COMPLIANCE WITH ANTITRUST LAWS.

     Each of Webster and Maritime Bank shall use its reasonable best efforts to resolve objections, if any, which may be asserted with respect to the Merger under antitrust laws, including, without limitation, the Hart-Scott-Rodino Act. In the event a suit is threatened or instituted challenging the Merger as violative of antitrust laws, each of Webster and Maritime Bank shall use its reasonable best efforts to avoid the filing of, or resist or resolve such suit. Webster and Maritime Bank shall use their reasonable best efforts to take such action as may be required: (a) by the Antitrust Division of the Department of Justice or the Federal Trade Commission in order to resolve such objections as either of them may have to the Merger under antitrust laws, or (b) by any federal or state court of the United States, in any suit brought by a private party or governmental entity challenging the Merger as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of the Merger. Reasonable best efforts shall not include, among other things and to the extent Webster so desires, the willingness of Webster to accept an order agreeing to the divestiture, or the holding separate, of any assets of Webster or Maritime Bank.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

     6.1  REGULATORY MATTERS.

          (a) Upon the execution and delivery of this Agreement, Webster and Maritime Bank (as to information to be included therein pertaining to Maritime
Bank) shall promptly cause to be prepared and filed with the SEC the Registration Statement for the purpose of registering the Webster Common Stock to be issued in the Merger. Webster and Maritime Bank shall use their reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as possible after the filing. The parties shall cooperate in responding to and considering any questions or comments from the SEC staff regarding the information contained in the Registration Statement. If at any time after the Registration Statement is filed with the SEC, and prior to the Closing Date, any event relating to Maritime Bank is discovered which should be set forth in an amendment of, or a supplement to, the Registration Statement (including, without limitation, any change in the Fairness Opinion), Maritime Bank shall promptly inform Webster and shall furnish Webster with all necessary information relating to such event whereupon Webster shall promptly cause an appropriate amendment to the Registration Statement to be filed with the SEC. Upon the effectiveness of such amendment, Maritime Bank (if prior to the meeting of shareholders pursuant to Section 6.3 hereof) will take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to its shareholders entitled to vote at such meeting. Webster shall also use reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement and the Bank Merger Agreement and Maritime Bank shall furnish all information concerning Maritime Bank and the holders of Maritime Bank Common Stock as may be reasonably requested in connection with any such action.

          (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). Maritime Bank and Webster shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Maritime Bank or Webster and Webster Bank, as the case may be, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement;
provided, however, that nothing contained herein shall be deemed to provide either party with a right to review any information provided to any Governmental Entity on a confidential basis in connection with the transactions contemplated hereby. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to contemplation of the transactions contemplated herein.

          (c) Maritime Bank shall, upon request, furnish Webster with all information concerning Maritime Bank and its directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement, the Proxy Statement/Prospectus or any other statement, filing, notice or application made by or on behalf of Webster or Webster Bank to any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement.

          (d) Webster and Maritime Bank shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (as defined in Section 7.1(c) hereof) will not be obtained or that the receipt of any such approval will be materially delayed.

     6.2  ACCESS TO INFORMATION.

          (a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, Maritime Bank shall accord to the officers, employees, accountants, counsel and other representatives of Webster and Webster Bank access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Maritime Bank shall make available to Webster (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws and (ii) all other information concerning its business, properties and personnel as Webster may reasonably request. Webster shall receive notice of all meetings of the Maritime Bank's Board of Directors and any committees thereof, and of any management committees (in all cases, at least as timely as all Maritime Bank representatives to such meetings are required to be provided notice). Up to two representatives of Webster shall be permitted to attend all meetings of the Board of Directors (except for the portion of such meetings which relate to the Merger or an Acquisition Transaction or such other matters deemed confidential ("Confidential Matters") of Maritime Bank) and such meetings of committees of the Board of Directors and management of Maritime Bank which Webster desires. Webster will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement which Webster entered into with Maritime Bank and O& Co. dated August 18, 1998 (the "Confidentiality Agreement").

          (b) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, Webster shall, and shall cause Webster Bank to, afford to the officers, employees, accountants, counsel and other representatives of Maritime Bank, access, during normal business hours during the period prior to the Effective Time, to such information regarding Webster as shall be reasonably necessary for Maritime Bank to fulfill its obligations pursuant to this Agreement or which may be reasonably necessary for Maritime Bank to confirm that the representations and warranties of Webster contained herein are true and correct and that the covenants of Webster contained herein have been performed in all material respects. Maritime Bank will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

          (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

          (d) Maritime Bank shall provide Webster with true, correct and complete copies of all financial and other information provided to directors of Maritime Bank in connection with meetings of their Boards of Directors or committees thereof, which information shall be provided to Webster concurrently with its provision to the directors of Maritime Bank.

          (e) Maritime Bank acknowledges that Webster is in or may be in the process of acquiring other businesses, banks and financial institutions and that in connection with such acquisitions, information concerning Maritime Bank may be required to be included in the registration statements, if any, for the sale of securities of Webster or in SEC reports in connection with such acquisitions. Maritime Bank agrees to provide Webster with any information, certificates, documents or other materials about Maritime Bank as are reasonably necessary to be included in such other SEC reports or registration statements, including registration statements which may be filed by Webster prior to the Effective Time. Maritime Bank shall use its reasonable best efforts to cause its attorneys and accountants to provide Webster and any underwriters for Webster with any consents, comfort letters, opinion letters, reports or information which are necessary to complete the registration statements and applications for any such acquisition or issuance of securities. Webster shall reimburse Maritime Bank for reasonable expenses thus incurred by Maritime Bank should the transactions contemplated by this Agreement be terminated for any reason.

     6.3  SHAREHOLDER MEETING.

     Maritime Bank shall take all steps necessary to duly call, give notice of, convene and hold the Special Meeting of its shareholders within 42 days after the Registration Statement becomes effective for the purpose of voting upon the approval of this Agreement, the Merger and the other transactions contemplated hereby. Management and the Board of Directors of Maritime Bank shall recommend to Maritime Bank's shareholders approval of this Agreement, the Merger, and the other transactions contemplated hereby, together with any matters incident thereto, and shall oppose any third party proposal or other action that is inconsistent with this Agreement or the consummation of the transactions contemplated hereby, unless the Board of Directors of Maritime Bank reasonably determines, based upon the written advice of Maritime Bank's legal counsel, that such recommendation or opposition, as the case may be, would constitute a breach of the exercise of its fiduciary duty. Maritime Bank and Webster shall coordinate and cooperate with respect to the foregoing matters.

     6.4  LEGAL CONDITIONS TO MERGER.

     Each of Webster and Maritime Bank shall use their  reasonable  best efforts
(a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and
(b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Maritime Bank or Webster in connection with the Merger and the other transactions contemplated by this Agreement.

     6.5  STOCK EXCHANGE LISTING.

     Webster shall cause the shares of Webster Common Stock to be issued in the Merger and pursuant to options referred to herein to be approved for quotation on Nasdaq (or such other exchange on which the Webster Common Stock has become listed, or approved for listing) prior to or at the Effective Time.

     6.6  EMPLOYEES; EMPLOYMENT AND OTHER AGREEMENTS.

          (a) To the extent permissible under the applicable provisions of the Code and ERISA, for purposes of crediting periods of service for eligibility to participate and vesting, but not for benefit accrual purposes, under the Webster Bank 401(k) Plan and the Webster Bank Employee Stock Ownership Plan (but not under the Webster Bank Defined Benefit Pension Plan), in the case of individuals who are employees of Maritime Bank at the Effective Time and who become employees of Webster Bank, periods of service with Maritime Bank before the Effective Time shall be treated as if such service had been with Webster Bank. Individuals who are employees of Maritime Bank at the Effective Time and who become employees of Webster Bank shall be eligible to participate in the Webster Bank Defined Benefit Pension Plan and in any other employee benefit plan (within the meaning of ERISA Section 3(3)) maintained by Webster Bank on the same terms and conditions as apply generally to other employees of Webster Bank.

          (b) Webster Bank will pay severance in accordance with Maritime Bank's written severance policies, true, correct and complete copies of which are set forth at Section 6.6(b) of the Maritime Bank Disclosure Schedule.

          (c) Webster will cause Webster Bank to offer a position of at-will employment to each of Maritime Bank's non-officer or non-managerial branch office personnel in good standing as of the Effective Time at their existing branch location or within 20 miles of the employee's place of employment as of the Effective Time. In addition, Webster will use its reasonable best efforts in connection with reviewing applicants for employment positions to give Maritime Bank employees who are not offered positions at the Effective Time the same consideration as is afforded Webster or Webster Bank employees for such position in accordance with existing formal or informal policies. Webster will provide outplacement assistance to Maritime Bank employees who are not offered positions at the Effective Time.

          (d) Following the Merger, Webster agrees that it shall honor the existing written deferred compensation, employment, change of control and severance contracts with directors and employees of Maritime Bank that are specifically listed at Section 3.12(a) of the Maritime Bank Disclosure Schedule; provided, however, that in making the foregoing agreement, except as otherwise required by law, Webster will honor such contracts only to the extent that, as represented at Section 3.11 hereof, none of such deferred compensation, employment, change of control and severance contracts, nor any other Plan, program, agreement or other arrangement, either individually or collectively, provides for any payment by Maritime Bank that would not be deductible under Code Sections 162(a)(1), 162(m) or 404 or that would constitute a "parachute payment" within the meaning of Code Section 280G.

     6.7  INDEMNIFICATION.

          (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of Maritime Bank (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Maritime Bank or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and defend against and respond thereto to the extent permitted by applicable law and the Certificate of Incorporation and Bylaws of Maritime Bank. It is understood and agreed that after the Effective Time, Webster shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law and the Certificate of Incorporation and Bylaws of Webster or the Charter and By-Laws of Webster Bank, as the case may be, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses) judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to Webster; provided, however, that
(1) Webster shall have the right to assume the defense thereof and upon such assumption Webster shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Webster elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Webster and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to Webster, and Webster shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Webster shall be obligated pursuant to this paragraph to pay for only one firm of counsel for each Indemnified Party, and (3) Webster shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed). Webster shall have no obligation to advance expenses incurred in connection with a threatened or pending action, suit or preceding in advance of final disposition of such action, suit or proceeding, unless (i) Webster would be permitted to advance such expenses pursuant to the General Corporation Law of the State of Delaware (the "Delaware

Corporation Law") and Webster's Certificate of Incorporation or Bylaws, and (ii) Webster receives an undertaking by the Indemnified Party to repay such amount if it is determined that such party is not entitled to be indemnified by Webster pursuant to the Delaware Corporation Law and Webster's Certificate of Incorporation or Bylaws. Any Indemnified Party wishing to claim indemnification under this Section 6.7, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Webster thereof; provided, however, that the failure to so notify shall not affect the obligations of Webster under this Section 6.7 except to the extent such failure to notify materially prejudices Webster. Webster's obligations under this Section 6.7 continue in full force and effect for a period of two years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

          (b) Webster shall use commercially reasonable efforts to cause the persons serving as officers and directors of Maritime Bank immediately prior to the Effective Time to be covered by a directors' and officers' liability insurance policy ("Tail Insurance") of substantially the same coverage and amounts containing terms and conditions which are generally not less advantageous than Maritime Bank's current policy with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such for an aggregate premium cost for the Tail Insurance of not more than $100,000 and for a period not less than two years.

     6.8  SUBSEQUENT INTERIM AND ANNUAL FINANCIAL STATEMENTS.

     As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the fourth fiscal quarter), Webster will deliver to Maritime Bank its Quarterly Reports on Form 10-Q as filed with the SEC under the Exchange Act, and Maritime Bank will deliver promptly to Webster its unaudited financial statements for each fiscal quarter (other than the fourth fiscal quarter). Webster shall deliver to Maritime Bank its Current Reports on Form 8-K and Annual Reports on Form 10-K promptly after filing such reports with the SEC. Maritime Bank will deliver promptly to Webster any shareholder communications.

     6.9  ADDITIONAL AGREEMENTS.

     In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or the Bank Merger Agreement, or to vest the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and Webster's Subsidiaries shall take all such necessary action as may be reasonably requested by Webster.

     6.10 ADVICE OF CHANGES.

     Webster and Maritime Bank shall promptly advise the other party of any change or event that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect on it or to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time, Maritime Bank will promptly supplement or amend its disclosure schedule delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule or which is necessary to correct any information in such disclosure schedule which has been rendered inaccurate thereby. No supplement or amendment to such disclosure schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 7.2(a) hereof, as the case may be, or the compliance by Maritime Bank with the covenants set forth in
Section 5.1 hereof.

     6.11 CURRENT INFORMATION.

     During the period from the date of this Agreement to the Effective Time, Maritime Bank will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of Webster and to report the general status of the ongoing operations of Maritime Bank. Maritime Bank will promptly notify Webster of any material change in the normal course of business or in the operation of the properties of Maritime Bank and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving Maritime Bank, and will keep Webster fully informed of such events.

     6.12 EXECUTION AND AUTHORIZATION OF BANK MERGER AGREEMENT.

     Prior to the Effective Time, (a) Webster shall approve the Bank Merger Agreement as the sole shareholder of Webster Bank, and (b) Webster Bank and Maritime Bank shall execute and deliver the Bank Merger Agreement.

     6.13 CHANGE IN STRUCTURE.

     Webster may elect to modify the structure of the transactions contemplated by this Agreement as noted herein so long as (i) there are no material adverse federal income tax consequences to the Maritime Bank shareholders as a result of such modification, (ii) the consideration to be paid to the Maritime Bank shareholders under this Agreement is not thereby changed or reduced in amount, and (iii) such modification will not be reasonably likely to delay materially or jeopardize receipt of any Requisite Regulatory Approvals. In the event that Webster elects to change the structure of the Merger, the parties agree to modify this Agreement and the various exhibits hereto to reflect such revised structure. In such event, Webster shall prepare appropriate amendments to this Agreement and the exhibits hereto for execution by the parties hereto. Webster and Maritime Bank agree to cooperate fully with each other to effect such amendments.

     6.14 TRANSACTION EXPENSES OF MARITIME BANK.

          (a) For planning purposes, Maritime Bank shall, within 15 days from the date hereof, provide Webster with its estimated budget of transaction-related expenses reasonably anticipated to be payable by Maritime Bank in connection with this transaction, including the fees and expenses of counsel, accountants, investment bankers and other professionals. Maritime Bank shall promptly notify Webster if or when it determines that it will expect to exceed its budget.

          (b) Promptly after the execution of this Agreement, Maritime Bank shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. Maritime Bank shall accrue and/or pay all of such amounts as soon as possible.

          (c) Maritime Bank shall advise Webster monthly of all out-of-pocket expenses which Maritime Bank has incurred in connection with this transaction.

          (d) Webster, in reasonable consultation with Maritime Bank, shall make all arrangements with respect to the printing and mailing of the Proxy Statement/Prospectus. Webster, if it deems necessary, also shall engage (at Webster's expense) a proxy solicitation firm to assist in the solicitation of proxies for the Special Meeting of Maritime Bank's shareholders. Maritime Bank agrees to cooperate as to such matters.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

     7.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.

     The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (A) SHAREHOLDER APPROVAL.

          This Agreement, the Merger and the other transactions contemplated hereby shall have been approved and adopted by the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Maritime Bank Common Stock entitled to vote thereon.

          (B) STOCK EXCHANGE LISTING.

          The shares of Webster Common Stock which shall be issued in the Merger (including the Webster Common Stock that may be issued upon exercise of the options referred to in Section 1.6 hereof) upon consummation of the Merger shall have been authorized for quotation on the Nasdaq (or such other exchange on which the Webster Common Stock may become listed).

          (C) OTHER APPROVALS.

          All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals"). No Requisite
Regulatory Approval shall contain a non-customary condition that Webster reasonably determines to be burdensome or otherwise alter the benefits for which it bargained in this Agreement.

          (D) REGISTRATION STATEMENT.

          The  Registration  Statement  shall have  become  effective  under the
Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (E) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY.

          No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

          (F) FEDERAL TAX OPINION.

          Webster shall have received from Hogan & Hartson L.L.P., Webster's special counsel, an opinion to Webster and Maritime Bank, in form and substance reasonably satisfactory to Webster and Maritime Bank, substantially to the effect that on the basis of facts, representations, and assumptions set forth in such opinion which are consistent with the state of facts existing at the time of such opinion, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may require and, to the extent such counsel deems necessary or appropriate, may rely upon representations made in certificates of officers of Maritime Bank, Webster, Webster Bank, their respective affiliates and others.

     7.2  CONDITIONS TO OBLIGATIONS OF WEBSTER AND WEBSTER BANK.

     The obligation of Webster and Webster Bank to effect the Merger is also subject to the satisfaction or waiver by Webster at or prior to the Effective Time of the following conditions:

          (A) REPRESENTATIONS AND WARRANTIES.

          The representations and warranties of Maritime Bank set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct, unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on Maritime Bank. Such determination of aggregate Material Adverse Effect shall be made as if there were no materiality qualifications in such representations and warranties. Webster shall have received a certificate signed on behalf of Maritime Bank by the Chief Executive Officer and President of Maritime Bank to the foregoing effect.

          (B) PERFORMANCE OF COVENANTS AND AGREEMENTS.

          Maritime Bank shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date. Webster shall have received a certificate signed on behalf of Maritime Bank by the Chief Executive Officer and President of Maritime Bank to such effect.

          (C) CONSENTS UNDER AGREEMENTS.

          The consent, approval or waiver of each person (other than the Requisite Regulatory Approvals) whose consent or approval shall be required in connection with the transactions contemplated hereby or in order to permit the succession by the Surviving Bank pursuant to the Merger to any obligation, right or interest of Maritime Bank under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained except for those, the failure of which to obtain, will not result in a Material Adverse Effect on the Surviving Bank.

          (D) NO PENDING GOVERNMENTAL ACTIONS.

          No  proceeding   initiated  by  any  Governmental  Entity  seeking  an
Injunction shall be pending.

          (E) LEGAL OPINION.

          Webster shall have received the opinion of Tyler, Cooper & Alcorn, LLP, counsel to Maritime Bank, dated the Closing Date, in the form attached hereto as Exhibit D. As to any matter in such opinion which involves matters of fact, such counsel may rely upon the certificates of officers and directors of Maritime Bank and of public officials, reasonably acceptable to Webster.

          (F) ACCOUNTANT'S COMFORT LETTER.

          Maritime Bank shall have caused to be delivered on the respective dates thereof to Webster "comfort letters" from Shatswell, MacLeod & Company, P.C., Maritime Bank's independent public accountants, dated the date on which the Registration Statement or last amendment thereto shall become effective, and dated the date of the Closing (defined in Section 9.1 hereof), and addressed to Webster and Maritime Bank, with respect to Maritime Bank's financial data presented in the Proxy Statement/Prospectus, which letters shall be based upon Statements on Auditing Standards Nos. 72 and 76.

          (G) WEBSTER SHAREHOLDER APPROVAL.

          If approval of the Agreement, the Merger or the other transactions contemplated hereby by the holders of Webster Common Stock becomes necessary as referenced in Section 5.3(b) hereof, the required approval of Webster's shareholders shall be obtained.

     7.3  CONDITIONS TO OBLIGATIONS OF MARITIME BANK.

     The obligation of Maritime Bank to effect the Merger is also subject to the satisfaction or waiver by Maritime Bank at or prior to the Effective Time of the following conditions:

          (A) REPRESENTATIONS AND WARRANTIES.

          The representations and warranties of Webster set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct, unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on Webster. Such determination of aggregate Material Adverse Effect shall be made as if there were no materiality qualifications in such representations and warranties. Maritime Bank shall have received a certificate signed on behalf of Webster by each of the Chairman, Chief Executive Officer and President and the Chief Financial Officer, Executive Vice President and Treasurer of Webster to the foregoing effect.

          (B) PERFORMANCE OF COVENANTS AND AGREEMENTS.

          Webster and Webster Bank shall have each performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date. Maritime Bank shall have received a certificate signed on behalf of Webster by each of the Chairman, Chief Executive Officer and President and the Chief Financial Officer, Executive Vice President and Treasurer of Webster to the foregoing effect.

          (C) CONSENTS UNDER AGREEMENTS.

          The consent or approval or waiver of each person (other than the Requisite Regulatory Approvals) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which Webster or Webster Bank is a party or is otherwise bound shall have been obtained, except for those, the failure of which to obtain, will not result in a Material Adverse Effect on Webster.

          (D) NO PENDING GOVERNMENTAL ACTIONS.

          No  proceeding   initiated  by  any  Governmental  Entity  seeking  an
Injunction shall be pending.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

     8.1  TERMINATION.

     This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Maritime Bank:

          (a) by mutual consent of Webster and Maritime Bank in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

          (b) by either Webster or Maritime Bank upon written notice to the other party (i) 30 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 30-day period following such denial or withdrawal the parties agree to file, and have filed with the applicable
Governmental Entity, a petition for rehearing or an amended application, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.1(b), if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

          (c) by either Webster or Maritime Bank if the Merger shall not have been consummated on or before September 30, 1999, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

          (d) by Webster or by Maritime Bank (provided that Maritime Bank is not in breach of its obligations under Section 6.3 hereof) if the approval of the shareholders of Maritime Bank required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

          (e) by either Webster or Maritime Bank (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party, if such breach, individually or in the aggregate, has had or is likely to have a Material Adverse Effect on the breaching party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing;

          (f) by either Webster or Maritime Bank (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing; and

          (g) by Webster, if the management of Maritime Bank or its Board of Directors, for any reason, (i) fails to call and hold within 42 days of the effectiveness of the Registration Statement the Special Meeting of Maritime Bank's shareholders to consider and approve this Agreement, the Merger and the other transactions contemplated hereby, (ii) fails to recommend to shareholders the approval of this Agreement, the Merger and the transactions contemplated hereby, (iii) fails to oppose any third party proposal that is inconsistent with the transactions contemplated by this Agreement or (iv) violates Section 5.1(e) of this Agreement or would have violated Section 5.1(e) but for the fiduciary duty exception.

          (h) by Maritime Bank, upon written notice delivered to Webster, as provided below in this subsection (h), if the Base Period Trading Price shall be less than $17.50, unless Webster elects, as provided below in this subsection
(h), that the Exchange Ratio shall be adjusted to equal that number obtained by dividing $26.67 by the Base Period Trading Price, rounded to three decimal places (the "Adjusted Exchange Ratio"). If Maritime Bank elects to exercise its termination right pursuant to this subsection (h), it shall give written notice to Webster within three business days following the end of the Base Period. During the three business-day period commencing with its receipt of such notice, Webster shall have the option of agreeing to change the Exchange Ratio to the Adjusted Exchange Ratio. If Webster makes the election contemplated by the preceding sentence, then within such three business-day period Webster shall give written notice to Maritime Bank of such election and the Adjusted Exchange Ratio, whereupon no termination shall have occurred pursuant to this subsection
(h) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Adjusted Exchange Ratio pursuant to this subsection (h).

     8.2  EFFECT OF TERMINATION.

     In the event of termination of this Agreement by either Webster or Maritime Bank. as provided in Section 8.1 hereof, this Agreement shall forthwith become void and have no effect except (i) the last sentences of Sections 6.2(a) and 6.2(b) and Sections 8.2, 9.2 and 9.3 hereof shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful or intentional breach of any provision of this Agreement.

     8.3  AMENDMENT.

     Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Board of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Maritime Bank; provided, however, that after any approval of the transactions contemplated by this Agreement by Maritime Bank's shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to Maritime Bank shareholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4  EXTENSION; WAIVER.

     At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     9.1  CLOSING.

     Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. at the main offices of Webster on (i) the fifth day after the later to occur of (x) the date the last Requisite Regulatory Approval is received and all applicable waiting periods have expired and (y) the date the approval of Maritime Bank's shareholders is received, (ii) if elected by Webster, the last business day of the month in which the date specified in the immediately preceding clause occurs, or (iii) such other date, place and time as the parties may agree (the "Closing Date").

     9.2  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.

     None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the Option Agreement, which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

     9.3  EXPENSES; BREAKUP FEE.

     All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. All filing and other fees paid to the SEC in connection with this Agreement shall be borne by Webster. In the event that this Agreement is terminated by either Webster or Maritime Bank by reason of a material breach pursuant to Sections 8.1(e) or (f) hereof or by Webster pursuant to Section 8.1(g) hereof, the other party shall pay all documented, reasonable costs and expenses up to $100,000 incurred by the terminating party in connection with this Agreement and the transactions contemplated hereby, plus a breakup fee of $350,000. Except as set forth in the next sentence, in the event that this Agreement is terminated by Webster under Section 8.1(d) hereof by reason of Maritime Bank shareholders not having given any required approval, Maritime Bank shall pay all documented, reasonable costs and expenses up to $100,000 incurred by Webster in connection with this Agreement and the transactions contemplated hereby. In the event that this Agreement is terminated by Webster under Section 8.1(d) by reason of Maritime Bank shareholders not having given any required approval, and there shall have been prior to the Special Meeting a "Third Party Public Event" (as defined below), Maritime Bank shall pay all documented, reasonable costs and expenses up to $100,000 incurred by Webster in connection with this Agreement and the transactions contemplated hereby, plus a breakup fee of $350,000. For purposes of this Section 9.3, a "Third Party Public Event" shall refer to any of the following events: (i) any person (as defined at Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder), other than Webster or any Webster Subsidiary, shall have made a bona fide proposal to Maritime Bank or, by a public announcement or written communication that is or becomes the subject of public disclosure, to Maritime Bank's shareholders to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than Webster or any Webster Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act, with respect to a tender offer or exchange offer to purchase any shares of Maritime Bank Common Stock such that, upon consummation of such offer, such person would have beneficial ownership of 10.0% or more of the then outstanding shares of Maritime Bank Common Stock); or (ii) any director, officer, 5% or greater shareholder or affiliate of Maritime Bank shall have, by any means which becomes the subject of public disclosure, communicated opposition to this Agreement, the Merger or other transactions contemplated hereby, or otherwise takes action to influence the vote of Maritime Bank shareholders against this Agreement, the Merger and the transactions contemplated hereby.

     9.4  NOTICES.

     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Webster or Webster Bank, to:
              Webster Financial Corporation
              Webster Plaza
              145 Bank Street
              Waterbury, Connecticut 06702
              Attn.:   James C. Smith
                       Chairman and Chief Executive Officer

              with a copy (which shall not constitute notice) to:

              Hogan & Hartson L.L.P.
              Columbia Square
              555 Thirteenth Street, N.W.
              Washington, DC 20004
              Attn.:  Stuart G. Stein, Esq.

          and

          (b) if to Maritime Bank & Trust Company, to:
              Maritime Bank & Trust Company
              130 Westbrook Road
              Essex, Connecticut 06426-1149
              Attn.:   William R. Attridge
                       Chief Executive Officer and President

              with a copy (which shall not constitute notice) to:

              Tyler, Cooper & Alcorn, LLP
              CityPlace/35th Floor
              Hartford, CT 06103-3488
              Attn.:  William W. Bouton, Esq.

     9.5  INTERPRETATION.

     When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or an Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     9.6  COUNTERPARTS.

     This  Agreement  may be  executed  in  counterparts,  all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.7  ENTIRE AGREEMENT.

     This Agreement (including the disclosure schedules, documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, the Bank Merger Agreement, the Option Agreement and the Maritime Bank Stockholder Agreement.

     9.8  GOVERNING LAW.

     This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law rules.

     9.9  ENFORCEMENT OF AGREEMENT.

     The parties hereto agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.10 SEVERABILITY.

     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     9.11 PUBLICITY.

     Except as otherwise required by law or the rules of Nasdaq (or such other exchange on which the Webster Common Stock may become listed), so long as this Agreement is in effect, neither Webster nor Maritime Bank shall, or shall permit any of Webster's Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement, the Bank Merger Agreement, the Option Agreement or the Maritime Bank Stockholder Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

     9.12 ASSIGNMENT; LIMITATION OF BENEFITS.

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7 hereof, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and the covenants, undertakings and agreements set out herein shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their permitted assigns.

     9.13 ADDITIONAL DEFINITIONS.

     In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement.

     "Affiliated Person": any director, officer or 5% or greater shareholder, spouse or other person living in the same household of such director, officer or shareholder, or any company, partnership or trust in which any of the foregoing persons is an officer, 5% or greater shareholder, general partner or 5% or greater trust beneficiary.

     "Laws": any and all statutes, laws, ordinances, rules, regulations, orders, permits, judgments, injunctions, decrees, case law and other rules of law enacted, promulgated or issued by any Governmental Entity.

     "Material Adverse Effect": with respect to Webster or Maritime Bank, as the case may be, means a condition, event, change or occurrence that is reasonably likely to have a material adverse effect upon (A) the financial condition, results of operations, business or properties of Webster or Maritime Bank (other than as a result of changes in laws or regulations or accounting rules of general applicability or interpretations thereof), or (B) the ability of Webster or Maritime Bank to perform its obligations under, and to consummate the transactions contemplated by, this Agreement, the Bank Merger Agreement and, in the case of Maritime Bank, the Option Agreement.

     "Subsidiary": with respect to any party means any corporation,  partnership
or  other  organization,  whether  incorporated  or  unincorporated,   which  is
consolidated with such party for financial reporting purposes.

     IN WITNESS WHEREOF, Webster, Webster Bank and Maritime Bank have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

ATTEST:                                        WEBSTER FINANCIAL CORPORATION


By:    /s/ Harriet Munrett Wolfe               By:   /s/ James C. Smith
       -----------------------------------           -------------------------------------------
       Harriet Munrett Wolfe                         James C. Smith
       Senior Vice President, Counsel                Chairman and Chief Executive Officer
       and Secretary




                                               WEBSTER BANK

ATTEST:

By:    /s/ Harriet Munrett Wolfe               By:   /s/ James C. Smith
       -----------------------------------           -------------------------------------------
       Harriet Munrett Wolfe                         James C. Smith
       Senior Vice President, Counsel                Chairman and Chief Executive Officer
       and Secretary



                                               MARITIME BANK & TRUST COMPANY

ATTEST:

By:      /s/ Nicolas Lewitz, Jr.               By:   /s/ William R. Attridge
       -----------------------------------           -------------------------------------------
         Nicholas Lewitz, Jr.                        William R. Attridge
         Secretary                                   Chief Executive Officer and President